EXHIBIT 5.1

Tel-Aviv, July 26, 2018

RADA Electronic Industries Ltd.

7 Giborei Israel Blvd.

Netanya, 4250407

Israel

Re: Registration Statement on Form F-3 of RADA Electronic Industries Ltd.

Ladies and Gentlemen:

We have acted as counsel to RADA Electronic Industries Ltd., an Israeli corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (as amended through the date hereof, the “Registration Statement”) pertaining to the offering for resale by the selling shareholder of up to 6,133,564 ordinary shares of the Company, par value $0.030 per share (the “Shares”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We are members of the Israel Bar, and the opinions expressed herein are limited to questions arising under the Laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ S. FRIEDMAN & CO.

Advocates

S. FRIEDMAN & CO.

Tel-Aviv Office: 2 Weizmann St. P.O.B. 33123 Tel-Aviv 6133101, Israel Tel.: 972-3-6931931 Fax: 972-3-6931930 tel-aviv@friedman.co.il	Haifa Office: 9 Andrei Sakharov St. P.O.B. 15065 Haifa 3508409, Israel Tel.: 972-4-8546666 Fax: 972-4-8546677 haifa@friedman.co.il